Exhibit 21

SUBSIDIARIES OF REGISTRANT

Danka Business Systems PLC’s principal affiliates as of March 31, 2006 are listed below. All other affiliates, if considered in the aggregate as a singe affiliate, would not constitute a significant affiliate.

AFFILIATES OF REGISTRANT INCLUDED IN REGISTRANT’S FINANCIAL STATEMENTS

Company (1)	Country of Incorporation or Organization
American Business Credit Corporation	United States
Christine Ventures Ltd. (UK)	Cayman Islands
Corporate Consulting Group, Inc.	United States
D.A. Co. SrL	Italy
D.I. Investment Management, Inc.	United States
Danka Australasia Pty Ltd.	Australia
Danka Australia Pty Ltd.	Australia
Danka Austria GmbH	Austria
Danka Belgium NV/SA	Belgium
Danka Business Finance Ltd.	Canada
Danka Danmark A/S	Denmark
Danka Danmark Holding A/S	Denmark
Danka Datakey Pty Ltd.	Australia
Danka Deutschland Holding GmbH	Germany
Danka Deutschland Leasing GmbH	Germany
Danka Distribution BV	The Netherlands
Danka Distributors Pty Ltd.	Australia
Danka Europe BV	The Netherlands
Danka Europe BV (Netherlands)	Belgium
Danka France SA	France
Danka Group BV	The Netherlands
Danka Holding Company	United States
Danka Holding France Sarl	France
Danka Holdings Belgium NV/SA	Belgium
Danka Holdings BV	The Netherlands
Danka Holdings Iberia SA	Spain
Danka Holdings New Zealand Ltd.	New Zealand
Danka Holdings SA	Switzerland
Danka Holdings Sarl	Luxembourg
Danka Holdings SpA	Italy
Danka Holdings Sweden AB	Scandinavian Countries
Danka Imaging Distribution, Inc.	United States
Danka Investment Holdings Ltd.	United Kingdom
Danka Italia SpA	Italy
Danka Japan k.k.	Far East
Danka Luxembourg Sarl	Luxembourg
Danka Management Company, Inc.	United States
Danka Management II Company, Inc	United States
Danka Miet & Leasing GmbH	Germany
Danka Netherlands BV	The Netherlands
Danka New Zealand Ltd.	New Zealand
Danka Norge AS	Scandinavian Countries
Danka Office Imaging (Europe) Ltd.	Investment and Dormant Companies
Danka Office Imaging BV	The Netherlands
Danka Office Imaging Company	United States
Danka Office Imaging Ireland Branch	United Kingdom
Danka Office Imaging Japan Branch	United Kingdom
Danka Office Imaging Ltd.	United Kingdom
Danka Office Imaging SA	Spain
Danka Office Products BV	The Netherlands

Company (1)	Country of Incorporation or Organization
Danka Services International BV	The Netherlands
Danka Services International Ltd.	United Kingdom
Danka Services International NV	Belgium
Danka Services International SA	France
Danka Servicios SA (Venezuela)	Central & South America Caribbean
Danka Suisse SA	Switzerland
Danka Sverige AB	Scandinavian Countries
Danka Systems Pty Ltd.	Australia
Danka Tower Australia Pty Ltd.	Australia
Danka UK Holdings Ltd.	United Kingdom
Danka UK PLC	United Kingdom
Dankalux Sarl	Luxembourg
Dankalux Sarl & Co. SCA (Partnership)	Luxembourg
Datakey Alcatel Pty Ltd.	Australia
DBS Netherlands CV (Partnership)	The Netherlands
DBS PLC	Cayman Islands
Dormant Companies	United Kingdom
DSI Canada Holding LLC (Canada)	United States
DSI Company (Canada)	United States
Dubai Representative Office	United Kingdom
Herman Enterprises, Inc. of South Florida	United States
Image One Corporation	United States
Kalmara, Inc.	Canada
Luxembourg Branch	Belgium
NCNR Leasing Ltd.	Investment and Dormant Companies
PCTBV	The Netherlands
Quality Business, Inc.	United States
Ryan Funding Company	United States
Systems Resources Ltd.	Cayman Islands

(1)	Directly or indirectly wholly owned.